EXHIBIT 32.1
CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of EXP OldCo Winddown, Inc. (the "Company") on Form 10-K for the year ended February 3, 2024 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Stewart Glendinning, Chief Executive Officer of the Company, and Mark Still, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of each of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries.

Date: December 30, 2024

/s/ Stewart Glendinning
Stewart Glendinning
Chief Executive Officer

/s/ Mark Still
Mark Still
Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.